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                                                                    Exhibit 10.2


                                                                 January 23,1997

                                 DRAFT FORM OF
                             LIFE FINANCIAL CORP.
                             EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made effective as of _________________, 1997, by and between Life Financial Corp. (the "Company"), a corporation organized under the laws of Delaware, with its principal administrative office at 4110 Tigris Way, Riverside, California, and Daniel L. Perl (the "Executive"). Any reference to "Institution" herein shall mean Life Savings Bank, F.S.B. or any successor thereto.

     WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Company for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Company. The Executive shall render administrative and management services to the Company such as are customarily performed by persons in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary of the Company. Failure to re-elect Executive as President and Chief Executive Officer of the Company or, to the extent Executive serves as a member of the Board of Directors of the Company, failure to nominate Executive to the Board of Directors of the Company, without the consent of Executive shall constitute a breach of this Agreement.

2.   TERMS.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on _________________, 1997, the term of this agreement shall be extended for one day each day until such time as the board of directors of the Company (the "Board") or Executive elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary date of such written notice.

     (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the
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organization, operation and management of the Company and its, direct or indirect, subsidiaries ("Subsidiaries") and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Company or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything herein contained to the contrary, Executive's employment with the Company may be terminated by the Company or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the consideration paid by the Company in exchange for the duties described in
Section 1. The Company shall pay Executive as compensation a salary of not less than $250,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any employee benefit plan maintained by the Company and its Subsidiaries. Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than the first anniversary date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board delegated such responsibility by the Board. The Committee or the Board may increase or decrease Executive's Base Salary.
The increased or decreased Base Salary shall become the "Base Salary" for
purposes of this Agreement.   In addition to the Base Salary provided in this
Section 3(a), the Company shall pay Executive as compensation a bonus equal to 8% of the average after tax net income of the Company on a consolidated basis in excess of 10% return on average equity ("Bonus"). Such Bonus shall be payable no later than March 15 of the year following the year in which it was earned. Average equity for purposes of this Agreement shall be measured annually immediately following the completion of audited financial statements for such fiscal year and will be determined by averaging the Company's equity on the first day of the fiscal year just audited with the Company's equity at the end of each quarter of such year. For purposes of this Agreement, the term "equity" shall include preferred stock, common stock excess paid-in capital and retained earnings. The Company shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Company.

     (b) The Company shall provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in or receive benefits

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under any employee benefit plans, whether tax-qualified or otherwise, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Company and its Subsidiaries in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Company and its Subsidiaries in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) In addition to the Base Salary and Bonus provided for by paragraph (a) of this Section 3 and other compensation provided for by paragraph (b) of this
Section 3, the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses including out time or capital expenses associated with membership in clubs or organizations as mutually agreed to between the Board and the Executive incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Company of Executive's full-time employment hereunder for any reason other than a termination governed by Section 5(a) hereof, or for Cause, as defined in Section 7 hereof; (ii) Executive's resignation from the Company's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer of the Company, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities with the Company and its Subsidiaries, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1, above, unless consented to by the Executive, (C) a relocation of Executive's principal place of employment by more than fifty (50) miles from its location at the effective date of this Agreement, unless consented to by the Executive, (D) a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, provided, however, that the Company may materially reduce benefits and perquisites generally provided on a nondiscriminatory basis to all employees without incurring the payments pursuant to the provisions of this Section, (E) a liquidation or dissolution of the Company or the Institution, or (F) breach of this Agreement by the Company.
Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or
(F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

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     (b) Upon the occurrence of an Event of Termination, on the Date of
Termination, as defined in Section 8, the Company shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the sum of (i) Base Salary that the Executive would have earned if he had continued his employment with the Company during the remaining term of this Agreement at the Executive's Base Salary at the Date of Termination; (ii) the amount equal to the annual contributions that would have been made on Executive's behalf to any employee benefit plans of the Institution or the Company during the remaining term of this Agreement based on contributions made (on an annualized basis) at the Date of Termination; and (iii) two times Executive's Bonus paid for the fiscal year preceding the Date of Termination; provided, however, that if such payment would, in the opinion of the Board of Directors, have a material adverse effect on the financial condition or results of operations of the Company, then the Executive shall receive one-third of the Base Salary amount due to him in common stock of the Company equal in value to such Base Salary and; provided further, that if the Event of Termination occurs during 1997, then Executive shall be entitled to two times Base Salary plus a Bonus of $2.2 million. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Company or its Subsidiaries for Executive prior to his termination at no premium cost to the Executive. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     (d) In the event that Executive is receiving monthly payments pursuant to
Section 4(b) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether, the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or continue on a monthly basis. Such election shall be irrevocable for the year for which such election is made.

5.   CHANGE IN CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control as set forth below. For purposes of this Agreement, a "Change in Control" of the Company or the Institution shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and

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regulations of the OTS, the Board shall substitute its judgment for that of the
OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Company representing 20% or more of the Institution's or the Company's outstanding voting securities or the right to acquire such securities except for any voting securities of the Institution purchased by the Company and any securities purchased by any employee benefit plan of the Company's or its Subsidiaries'; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Company or similar transaction occurs or is effectuated in which the Institution or Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred upon the receipt of all required federal regulatory approvals, not including the lapse of any statutory waiting periods; or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Institution with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Institution or the Company then outstanding.

     (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d), of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to (i) Executive's dismissal or (ii) Executive's voluntary resignation following an Event of Termination unless such termination is because of his death or Termination for Cause.

     (c) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (i) the payments due for the remaining term of the Agreement; or (ii) three (3) times Executive's average annual compensation for the three
(3) preceding taxable years. Such annual compensation shall include Base Salary, Bonus, and any other taxable income, including but not limited to amounts relating to the granting, vesting, or exercise of stock or stock option awards, any commissions, pension and profit sharing benefits, severance payments, retirement benefits, directors or committee fees and fringe benefits paid or to be paid to the Executive during any such years. At the election of

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the Executive, which election is to be made prior to a Change in Control  such payment shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Institution or the Company for Executive or any of his dependents covered under such plans prior to the Change of Control at no premium cost to Executive. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Date of Termination.

6.   CHANGE OF CONTROL RELATED PROVISIONS.

     In each calendar year that Executive is entitled to receive payments or benefits under the provisions of this Employment Agreement, the Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, (the "Code")) exists. Such determination shall be made after taking any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Company shall pay Executive, subject to applicable withholding requirements under applicable state or federal law an amount equal to:

     (i) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code); and

     (ii) such additional amount as may be necessary to compensate Executive for the payment by Executive of state and federal income and excise taxes on the payment provided under clause (1) and on any payments under this Clause (2) (the "Tax Allowance"). In computing such Tax Allowance, the payment to be made under Clause (1) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                   Tax Rate
          GUP  =  __________

                   1- Tax Rate

          The "Tax Rate" for purposes of computing the GUP shall be the sum of the highest marginal federal and state income and employment-related tax rates,

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          including any applicable excise tax rates, applicable to the Executive in the year in which the payment under Clause (1) is made.

          (3) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Company's independent accountants shall determine the amount (the "Adjustment Amount") the Company must pay to the Executive in order to put the Executive in the same position as the Executive would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, independent accountants of the Company shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive. In no event however, shall Executive make any payment under this paragraph to the Company.

7.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of a material loss to the Company or one of its Subsidiaries caused by the Executive's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its Subsidiaries. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Company or its Subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

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8.   NOTICE.

     (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given and which, in the case of other than Termination for Cause or an Event of Termination, shall be not less than ninety (90) days from the date such notice of termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.   POST-TERMINATION OBLIGATIONS.

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

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10.  NON-COMPETE AND CONFIDENTIALITY.

     (a) Upon any termination of Executive's employment hereunder pursuant to
Section 4 hereof, Executive agrees not to compete with the Company or its Subsidiaries for a period of one (1) year following such termination in the continental United States, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within such area, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the business activities of the Company or its Subsidiaries. Executive represents and admits that in the event of the termination of his employment pursuant to
Section 4 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Company or its Subsidiaries. In addition, in the event of any such breach, Executive may elect to pay $500,000 to the Company, as liquidated damages, and the Company agrees to accept said sum and to pursue no further action against the Executive and this Provision 10(a) shall become null and void upon such payment.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Company and its Subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS.

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company subject to Section 11(b).

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement dated ______________, 1997 between Executive and the

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Institution (the "Institution Agreement"), such compensation payments and benefits provided by the Institution will not be duplicated by similar provisions of this Agreement. Base Salary has been allocated between the Company and the Bank as set forth in the Institution Agreement and this Agreement in proportion to the level of activity and the time expended on such activities by the Executive as determined by the Company and the Institution. Such allocations will be reviewed by the Boards of Directors of the Company and the Institution on an annual basis.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

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15.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

18.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

19.  PAYMENT OF COSTS AND LEGAL FEES AND REINSTATEMENT OF BENEFITS.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of: (1) all legal fees incurred by Executive in resolving such dispute or controversy, and (2) any back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

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20.  INDEMNIFICATION.

     The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

21.  SUCCESSOR TO THE COMPANY.

     The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

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

                                  SIGNATURES


     IN WITNESS WHEREOF, Life Financial Corp. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the _____ day of __________, 1997.


ATTEST:                             LIFE FINANCIAL CORP.



                                    By:
---------------------------            ---------------------------------
Secretary                              Ronald G. Skipper
                                       Chairman of the Board


[SEAL]



WITNESS:



---------------------------            ---------------------------------
                                       Daniel L. Perl
                                       President and Chief Executive Officer

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